SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement         [ ]  Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               MORGAN KEEGAN, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)   Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
        (2)   Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)   Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
        (5)   Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

                       Information Concerning Participants

            Morgan Keegan, Inc. (the "Company") and certain other persons named below may be deemed to be participants in the solicitation of proxies of the Company's shareholders to approve the proposed merger between the Company and Regions Financial Corporation. The participants in this solicitation may be deemed to include the directors and executive officers of the Company. As of September 29, 2000, the directors and executive officers of the Company as a group beneficially owned approximately 24.3% of the Company's outstanding common stock. Additional information about the directors and executive officers of the Company is included in the Company's proxy statement for its 2000 Annual Meeting of Shareholders dated October 20, 2000. Information will also be included in a proxy statement/prospectus to be filed by the Company and Regions in connection with the proposed merger. Investors will be able to obtain these documents free of charge at the SEC's web site (www.sec.gov) or by contacting Morgan Keegan, Inc., 50 North Front Street, Memphis, Tennessee, 38103, Attention: Joseph C. Weller, Secretary, telephone (901) 524-4100.

            INVESTORS SHOULD READ THE JOINT PROXY STATEMENT-PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

The following is a press release issued by Regions Financial Corporation on December 18, 2000:

REGIONS TO ACQUIRE MORGAN KEEGAN

BIRMINGHAM, Ala.--(BUSINESS WIRE)--Dec. 18, 2000--Regions Financial Corp. (NASDAQ:RGBK) and Morgan Keegan, Inc. (NYSE:MOR)


o    Creates  leading  diversified  financial  services  company  in the South
o Excellent strategic fit which accelerates Regions' wealth management strategy
o    Morgan Keegan is a premier regional  broker-dealer
o    Financially attractive
o    Low-risk integration

Regions Financial Corp. (NASDAQ:RGBK) and Morgan Keegan, Inc. (NYSE:MOR) today announced the signing of a definitive agreement under which Regions will acquire the Memphis based Morgan Keegan. The acquisition will allow Regions to offer a full range of retail and institutional brokerage and investment banking services to its customers. Morgan Keegan will maintain its name and operate as a separate subsidiary of Regions. Allen B. Morgan, Jr., currently Chairman and Chief Executive Officer of Morgan Keegan, will continue in that capacity and will join the Board of Directors of Regions.

"This transaction is about better serving our clients and accelerating our long term earnings growth," Regions' President and Chief Executive Officer, Carl E. Jones, Jr., explained. "The combined strengths of Regions and Morgan Keegan coupled with a presence in the same regional markets means that we will be able to offer our commercial, municipal, retail and private banking clients a broader range of financial solutions and advisory services to satisfy their financial needs. Our firms share a common commitment to providing the highest standard of quality products and services to our regional customer base. I am excited about the significant potential benefits from this transaction and, based on our common operating culture and competitive strategies, I am convinced we can realize them."

Allen Morgan said, "Regions is an ideal partner for Morgan Keegan. Together we will create the full range financial services company our customers need and want. Morgan Keegan significantly enhances Regions' retail and institutional brokerage, fixed income and asset management capabilities and adds equity capital markets, investment banking and mergers and acquisitions to Regions' commercial and retail banking, trust, insurance and mortgage banking businesses. Combining with Regions will provide us with a unique platform, which comes with being part of a large financial services company. Retaining our identity as an independent operating subsidiary will set us apart from other firms and will allow us to maintain our entrepreneurial culture," Morgan Keegan's CEO concluded.

Under the terms of the agreement, Regions will pay $27.00 per share for each Morgan Keegan share in a transaction valued at $789 million. In addition, Regions has established an employee retention pool of 5.55 million stock options for key employees of Morgan Keegan. Morgan Keegan executive officers and directors, owning approximately 23% of the Morgan Keegan stock, have agreed to vote in favor of the merger. Additionally, Regions and Morgan Keegan have entered into a termination fee agreement under which Regions will receive a fee of $25 million under certain circumstances in the event the transaction is terminated.

The merger agreement provides for a tax-free exchange of Regions common shares for shares of Morgan Keegan. The per share exchange ratio will be based on the daily volume weighted average trading price per Regions share over the ten trading days ending two days prior to the closing. In lieu of Regions shares, Morgan Keegan shareholders may elect to receive $27.00 per share in cash at closing subject to a maximum of 30% (which may be increased at Regions' discretion) of Morgan Keegan's shares being exchanged for cash. Based on First Call consensus estimates, the transaction is expected to be modestly dilutive to Regions' 2001 earnings per share and accretive thereafter. The transaction will be immediately accretive to Regions' cash earnings per share. As a result of this transaction, Regions' non-interest income is expected to rise from approximately 30% to approximately 40% of total revenue.

Regions' Board of Directors has authorized the Company to repurchase up to 100% of the shares issued in connection with this transaction. These repurchases will be in addition to Regions' previously announced repurchase plans. In addition, Regions may purchase shares of common stock of Morgan Keegan, as well, prior to consummation of the acquisition.

After the transaction, Morgan Keegan will become Regions' brokerage and capital markets engine. As a result, Regions will merge its brokerage operations into Morgan Keegan. This combination will result in a company with 54 offices operating in 14 states with 961 Series 7 retail and institutional brokers. The firm will maintain its headquarters in Memphis and the senior management of Morgan Keegan will manage the combined operations of Morgan Keegan and Regions Investment Company, Inc. "I am excited at the opportunities afforded Morgan Keegan by the additional personnel and relationships which will come to our firm with the merger with Regions" Allen Morgan said. "With our expanded capabilities and access to Regions' customers, I am confident we can increase the penetration in our commercial and retail businesses by offering a broader product array to our joint customer bases," he concluded.

The acquisition, which will be accounted for as a purchase, is expected to close during the first quarter of 2001, pending Morgan Keegan stockholder approval, regulatory approval, as well as other customary conditions of closing.

Regions and Morgan Keegan will host a conference call to discuss this transaction at 10:30 a.m. (Eastern Standard Time) on December 18, 2000. Investors, analysts and other interested parties may dial in the conference call at 973-628-7055. In addition, a slide presentation containing information related to the transaction will be available on Regions' Web site at http://www.regionsbank.com shortly before the conference call. A replay of the conference call will be available through January 12, 2001, by dialing 402-220-2922.

Morgan Keegan & Company, Inc. is one of the South's largest investment firms. Through their 54 offices in 13 states, Morgan Keegan serves individual investors in the Southern United States and institutional clients throughout the United States and abroad. With more than 2,000 employees and over $250 million in equity capital, Morgan Keegan is an established leader in the financial services industry in the South.

Regions Financial Corporation is a $43.6 billion bank holding company providing banking services from more than 750 offices in Alabama, Arkansas, Florida, Georgia, Louisiana, South Carolina, Tennessee and Texas. Regions also provides banking-related services in the fields of mortgage banking, insurance, securities brokerage and mutual funds. Regions' common stock is traded in the Nasdaq National Market System under the symbol RGBK.

Investors and security holders are advised to read the proxy statement/prospectus regarding the proposed transaction referenced in this press release when it becomes available, because it will contain important information. The proxy statement/prospectus will be filed with the Securities and Exchange Commission by Regions and Morgan Keegan. Security holders may receive a free copy of the proxy statement/prospectus (when available) and other related documents filed by Regions and Morgan Keegan at the Commission's website at http://www.sec.gov. Copies of the proxy statement/prospectus and other related documents can also be obtained, without charge, by directing a request to Regions Financial Corporation, 417 N. 20th Street, Birmingham, Alabama 35203,
Attention: Ronald C. Jackson (205-326-7374) or to Morgan Keegan, Inc., Fifty North Front Street, Memphis, Tennessee 38103, Attention: Joseph C. Weller (901-524-4100).

Morgan Keegan and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Morgan Keegan with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Morgan Keegan's proxy statement for its 2000 annual meeting of stockholders filed with the Commission on October 20, 2000. This document is available free of charge at the Commission's website at http://www.sec.gov and/or from Morgan Keegan.

For additional information, visit Regions' Web site at http://www.regionsbank.com or contact: Media: For Regions, Kathie B. Martin at 205-326-7188 Investors: For Regions, Ronald C. Jackson at 205-326-7374

Forward-Looking Statements:

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. Regions' management believes that these forward-looking statements are reasonable, however, you should not place undue reliance on these statements as they are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe", "expect", "anticipate", "project", and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors which may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic  and  business  conditions  in the United  States and the  Southeast in general and in the communities we serve in particular may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and
(e) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors which may affect the accuracy of our projections are specific to Regions, including: (i) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (v) our ability to effectively manage interest rate risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future (including the Morgan Keegan transaction), which in turn depends on a variety of factors, including: our ability to achieve in a timely manner anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; our ability to retain existing customers and employees of acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

   Regions Financial Corporation/Morgan Keegan, Inc. Affiliation Q & A


   Q What is this new affiliation between Regions and Morgan Keegan?

     A On December 18, Regions Financial Corporation announced the signing of a definitive agreement under which Regions would acquire the Memphis-based securities firm, Morgan Keegan. The acquisition, which will be accounted for as a purchase, is expected to close during the first quarter of 2001, pending Morgan Keegan stockholder approval, regulatory approval, as well as other customary conditions of closing.

     Q    Who is Morgan Keegan, Inc?

     A Morgan Keegan & Company, Inc. is one of the South's largest investment firms. With their 54 offices in 13 states, Morgan Keegan serves individual investors in the southern United States and institutional clients throughout the U.S. and abroad.

          Morgan Keegan & Company, Inc. is a subsidiary of Morgan Keegan Inc., a financial services holding company listed on the New York Stock Exchange as MOR.

          Headquartered in Memphis, Tennessee, it operates offices in Alabama, Arkansas, Florida, Georgia, Kentucky, Louisiana, Massachusetts, Mississippi, New York, North Carolina, Tennessee, Texas and Virginia. Morgan Keegan employs more than 2,000 individuals including 761 investment advisors.

     Q    What are the primary market sectors for Morgan Keegan?

     A Morgan Keegan's primary sectors are Private Client Brokerage, Public Finance, Agency and Corporate Fixed Income, Research, Equity Capital Markets, Asset Management, and Corporate Finance Advisory.

     Q    Why is Regions acquiring an investment firm?

     A Regions was already expanding the investment services it offers to its banking customers through a project called Regions Asset Management Strategy (RAMS). This expansion would have taken several years to achieve the market penetration enjoyed by Morgan Keegan so the merger fast-forwards Regions into its five-year plan. This transaction also should enable Regions to better serve its customers and is expected to accelerate long-term earnings growth. The combined strengths and presence in the same regional markets will provide commercial, municipal, retail and private banking customers of the combined firm a broader range of financial solutions and advisory services to satisfy their financial needs. The addition of Morgan Keegan also brings Regions a wealth of respected investment expertise that will allow it to better serve the growing investment needs of its customers. The many similarities Morgan Keegan shares with Regions in the areas of management style, corporate culture and a focus on quality make this an excellent combination that should benefit customers and shareholders of both organizations.

     Q    Will Morgan Keegan continue to operate as it has?

     A Morgan Keegan will maintain its name and operate as a separate subsidiary of Regions. Allen B. Morgan, Jr., currently Chairman and Chief Executive Officer of Morgan Keegan, will continue in that capacity and will also join the Regions Corporate Board of Directors.

          Regions Investment Company, Inc., will become part of the Morgan Keegan operation. The combination of the two companies will greatly enhance opportunities for both Morgan Keegan and Regions Investment brokers and customers by broadening the financial services offered by both organizations.

     Q    How does Morgan Keegan compare in size to Regions Investment Company?

     A Morgan Keegan is approximately ten times larger than Regions' existing investment operation.

     Q    When is the acquisition expected to close?

     A A first quarter 2001 closing is anticipated but this date is dependent on regulatory timelines.

     Q    Will there be management changes within Morgan Keegan?

     A Allen B. Morgan, Jr. and the existing Morgan Keegan management team will continue to make all decisions relative to the management structure within Morgan Keegan.

     Q How will Regions Investment Company and Morgan Keegan customers be affected?

     A The combination of the two companies should be largely transparent to the customers of Morgan Keegan. Once the merger is effective, customers of Regions Investment Company will see the name of the provider of the services they receive shift to Morgan Keegan, a Regions company. The Morgan Keegan customers will only find a much broader array of traditional banking services available to them.

     Q Are there additional financing opportunities for the middle-market commercial customers of Regions as a result of this merger?

     A This combination will clearly enable Regions customers to have access to capital markets that they have not heretofore been able to utilize through Regions.

     Q    What happens to Morgan Keegan's branch offices?

     A The offices are outstanding facilities and will remain intact to augment the distribution channel of more than 750 Regions offices. Morgan Keegan will explore the potential of opening new offices in those Regions markets not having direct access to their services as well as co-location in Regions offices as market demographics indicate preferences and propensity to use these services.

     Q Will the MOR asset management account be utilized by the Regions branch distribution network?

     A The MOR Account is an integrated asset management program with an array of features including a Morgan Keegan margin securities account
          - or a cash account, if preferred - four money market fund options, a checking account, debit card, Internet access and other special features. This product is new for Regions and will be offered initially to Regions customers directly through the Morgan Keegan offices. Distribution through Regions offices will be considered as a future initiative.

     Q    What is the  overriding  value or theme  that  best  describes  Morgan
          Keegan?

     A    Morgan Keegan is in the business of creating wealth for their clients.

     Q Does Regions anticipate a change in its corporate structure as a result of this transaction?

     A Regions plans to file to become a Financial Services Holding Company as permitted under the new Financial Modernization Act. The convergence of the financial services industry has accelerated with the regulatory changes provided by this new federal law. This new law allows more flexibility for companies, enables more open competition for the financial services industry, and creates opportunities for customers to obtain improved service levels and expanded product offerings.

     Q Will this merger affect the quality of service provided by either company?

     A The banking customers of Regions and Morgan Keegan clients will experience no change really because there is no system conversion required for either customer group. The investment customers of Regions will be converted to the Morgan Keegan system during 2001 (planned for June time period). Morgan Keegan's system capability is more advanced than Regions', so the customers should see improvements in quality service as well as new product availability.

Note: A Photo is available at URL:
http://www.businesswire.com/cgi-bin/photo.cgi?pw.121800/bb6

   Contact:
   Regions Financial Corp.
   Media:
   Kathie B. Martin, 205/326-7188
   or
   Investors:
   Ronald C. Jackson, 205/326-7374

The following is a joint presentation given by officers of the Company and Regions Financial Corporation to analysts and investors on December 18, 2000:


                       [Regions Logo] [Morgan Keegan Logo]


                        A NATURAL COMBINATION FOR GROWTH

                                December 18, 2000

FORWARD-LOOKING STATEMENT
--------------------------------------------------------------------------------

The information contained in this presentation may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. Regions' management believes that these forward-looking statements are reasonable, however, you should not place undue reliance on these statements as they are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe", "expect", "anticipate", "project", and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors which may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic and business conditions in the United States and the Southeast in general and in the communities we serve in particular may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (e) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors which may affect the accuracy of our projections are specific to Regions, including (i) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions customers and potential Regions customers; (v) our ability to effectively manage interest rate risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future (including the Morgan Keegan transaction), which in turn depends on a variety of factors, including: our ability to achieve in a timely manner anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; our ability to retain existing customers and employees of acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

--------------------------------------------------------------------------------


                              TRANSACTION OVERVIEW


--------------------------------------------------------------------------------



                                CARL JONES, JR.

                                      CEO

                               REGIONS FINANCIAL
                                  CORPORATION

STRATEGIC RATIONALE
--------------------------------------------------------------------------------

A TRANSFORMING TRANSACTION FOR REGIONS

+ CREATE LEADING DIVERSIFIED FINANCIAL SERVICES COMPANY IN THE SOUTH
   - Increase non-interest income to 40% of net revenues
   - Significantly expand Regions' product capabilities
   - Improve focus on middle market corporate and affluent retail customers
   - Attractive growth dynamics of brokerage industry
   - Convert to financial services holding company

+ ACQUIRE PREMIER REGIONAL BROKER-DEALER
   - Diversified business mix
   - Leading fixed income franchise
   - Morgan Keegan poised for growth

+ EXCELLENT STRATEGIC FIT
   - Similar geographic focus
   - Complementary client focus
   - Strong cultural fit

+ ACCELERATE REGIONS' WEALTH MANAGEMENT STRATEGY


[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

CREATING A REGIONAL FINANCIAL POWERHOUSE
--------------------------------------------------------------------------------

IDEALLY POSITIONED TO SERVE MIDDLE MARKET CORPORATE AND AFFLUENT RETAIL CUSTOMERS THROUGHOUT THE SOUTH.

                     [Circle Graphic] More than 810 offices
                                          in 14 states

              [REGIONS LOGO]                       [MORGAN KEEGAN LOGO]

              + COMMERCIAL BANKING                 + PRIVATE CLIENT BROKERAGE
              + RETAIL BANKING                     + PUBLIC FINANCE
              + TRUST AND ASSET MANAGEMENT         + AGENCY AND CORPORATE FIXED
                                                     INCOME
              + MORTGAGE BANKING                   + EQUITY AND FIXED INCOME
                                                     RESEARCH
              + INSURANCE                          + EQUITY CAPITAL MARKETS
              + BROKERAGE AND PUBLIC FINANCE       + ASSET AND WEALTH MANAGEMENT
              + SPECIALTY FINANCE                  + CORPORATE FINANCE ADVISORY

[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

OPERATING PHILOSOPHY
--------------------------------------------------------------------------------

MORGAN KEEGAN WILL BECOME REGIONS' BROKERAGE AND CAPITAL
MARKETS ENGINE.

+ MAINTAIN BRAND INDENTITY, MANAGEMENT AND HEADQUARTERS
+ MAINTAIN MORGAN KEEGAN ENTREPRENEURIAL FOCUS AND
  OWNERSHIP CULTURE
+ INTEGRATE REGIONS INVESTMENT COMPANY (RICI) INTO MORGAN
  KEEGAN
+ MORGAN KEEGAN'S MANAGEMENT RESPONSIBLE FOR EARNINGS AND
  STRATEGY OF BROKER-DEALER SEGMENT
+ ALLEN MORGAN TO JOIN REGIONS BOARD



[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

ATTRACTIVENESS OF BROKERAGE INDUSTRY
--------------------------------------------------------------------------------

+ ATTRACTIVE RELATIVE EARNINGS GROWTH
   - Long-term brokerage industry earnings growth of 12-15%, vs. 8-10% for banks
   - Higher profit margin products
   - Fee vs. spread income

+ GROWING INSTITUTIONAL USAGE OF CAPITAL MARKETS
   - Broader access to capital markets by middle market companies and municipalities
   - Middle-sized institutional clients under-served in consolidating industry

+ BENEFICIARY OF DEMOGRAPHIC TRENDS
   - Growing population of higher-saving "baby boomers"
   - Increasing market participation by retail investors
   - Significant inter-generational wealth transfer

+ SIGNIFICANT GROWTH OPPORTUNITIES WITHIN REGIONS FRANCHISE
   - 1.8 million households use brokerage services in branch footprint
   - Of Regions 4.1 million accounts, only 107,000 are brokerage accounts

[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

TRANSACTION AND FINANCIAL SUMMARY
--------------------------------------------------------------------------------

+ PURCHASE PRICE
   - $27 per share; $789 million in aggregate
   - Retention pool of 5.55 million Regions options

+ OTHER TERMS
   - Purchase accounting
   - Expect to close in the first quarter of 2001
   - Morgan Keegan senior management, representing 23% of shares, agreed to approve transaction

+ FINANCIAL IMPLICATIONS
   - Immediate accretion to Cash EPS
   - Modestly dilutive to GAAP EPS in 2001; accretive thereafter
   - Accelerates earnings growth
   - Diversifies revenue streams: fee income rises to 40% of revenues

+ CREATES VALUE FOR REGIONS SHAREHOLDERS

[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

--------------------------------------------------------------------------------


                           OVERVIEW OF MORGAN KEEGAN


--------------------------------------------------------------------------------


                               ALLEN MORGAN, JR.

                                CHAIRMAN AND CEO

                              MORGAN KEEGAN, INC.

OVERVIEW
--------------------------------------------------------------------------------

MORGAN KEEGAN IS ONE OF THE LARGEST FULL SERVICE BROKERAGE AND
INVESTMENT BANKING FIRMS IN THE SOUTH. THE COMPANY'S CORE FOCUS IS MIDDLE MARKET CORPORATE CLIENTS AND AFFLUENT RETAIL CUSTOMERS.

                              [MORGAN KEEGAN LOGO]
       ----------------  -----------   -----------      --------------
       |PRIVATE CLIENT|  | FIXED   |   | EQUITY  |      | INVESTMENT |
       |              |  | INCOME  |   | CAPITAL |      | ADVISORY   |
       |              |  | CAPITAL |   | MARKETS |      |            |
       |              |  | MARKETS |   |         |      |            |
       ----------------  -----------   -----------      --------------

--------------------------------------------------------------------------------
FY 2000 REVENUES
                     $242.2        $143.7        $61.0      $38.5
  % OF TOTAL          49.0%         29.1%         12.3%      7.8%

--------------------------------------------------------------------------------
FY 2000 PRE-TAX EARNINGS
                     $37.0         $19.0         $14.7      $0.9
  % OF TOTAL          51.5%         26.5%         20.4%      1.3%

--------------------------------------------------------------------------------


[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

OFFICE NETWORK
--------------------------------------------------------------------------------

        - 54 Locations
        - 761 Financial Advisors
        - Over 2,000 Employees


          [Map of Boston, New York, and the Southeastern United States denoting locations of Morgan Keegan offices and areas where Regions operates]


[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

PRIVATE CLIENT GROUP
--------------------------------------------------------------------------------

MORGAN KEEGAN IS GROWING THE ABSOLUTE NUMBER OF
FINANCIAL ADVISORS AND THEIR AVERAGE PRODUCTION.

[LINE GRAPHS TRANSPOSED OVER BAR GRAPH DEPICTING THE FOLLOWING INFORMATION:

                        NUMBER OF ADVISORS
        FINANCIAL ADVISORS      FINANCIAL ADVISORS WITH MORE
                                THAN ONE YEAR EXPERIENCE

1996    596                     487
1997    623                     566
1998    662                     609
1999    686                     624
2000    761                     655

                        AVERAGE PRODUCTION ($000)
      AVERAGE PRODUCTION (FINANCIAL ADVISORS WITH MORE THAN ONE YEAR EXPERIENCE)

1996   $346
1997   $363
1998   $437
1999   $447
2000   $469]



[REGIONS]                                                   [MORGAN KEEGAN LOGO]

FIXED INCOME CAPITAL MARKETS
--------------------------------------------------------------------------------

MORGAN KEEGAN HAS A STRONG POSITION AS MANAGER FOR MIDDLE
MARKET CORPORATE AND MUNICIPAL BOND ISSUES IN THE SOUTH.

+ MUNICIPAL BOND UNDERWRITING
   - Raised $8.9 billion in 409 deals in 2000
   - Rank #1 in core region *(a) with 28.1% market share
   - Rank #4 in extended region *(b) with 15.4% market share

+ AGENCY BOND UNDERWRITING
   - Raised $8.2 billion in 302 deals in 2000
   - Rank #12 nationally with 5.6% market share; #1 in number of transactions

+ CORPORATE BOND UNDERWRITING
   - Raised $2.8 billion in 60 deals in 2000

+ OTHER
   - Dedicated Fixed Income Research
   - Sales and Trading

*(a) Defined as AL, AR, KY, LA, MS and TN
*(b) Defined as core regions plus FL, GA, NC and TX

[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

EQUITY CAPITAL MARKETS & INVESTMENT ADVISORY
--------------------------------------------------------------------------------

MORGAN KEEGAN DIFFERENTIATES ITS APPROACH BY FOCUSING ON AREAS OF
STRENGTH AND BOTTOM LINE PERFORMANCE FOR ITS CUSTOMERS.

+ CORPORATE FINANCE AND ADVISORY
   - Raised $4.6 billion in 35 transactions as lead or co-lead managers since 1/1/99
   - Advised on 10 M&A transactions since 1/1/99 with $711 million aggregate value

+ FOCUSED EQUITY RESEARCH
   - 12 knowledge corridors
   - 23 senior analysts, including 6 ranked by WSJ

+ BOTTOM-LINE PERFORMANCE
   - #1-ranked focus list for one and five year periods *(a)

+ ASSET AND WEALTH MANAGEMENT
   - $1.9 billion in AUM including proprietary mutual funds
   - Recently created WealthTrust strategy

*(a) Source: Zacks, for the periods ended March 31, 2000.

[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

FINANCIAL SUMMARY
--------------------------------------------------------------------------------




                              YEAR ENDED JULY 31,     QUARTER ENDED OCTOBER 31,            CAGR
                            ----------------------   ---------------------------  ------------------------
                                1999      2000            1999         2000*(a)   FY99-FY00    1Q00-1Q01
                            ---------  -----------   ------------  -------------  ---------    -----------
Private Client Group           $ 188      $ 242           $ 47         $ 59         29  %        26  %
Fixed Income                     169        144             34           42        (15)          24
Equity Capital Markets            48         61             13           17         27           31
Other                             34         47              9           14         38           56
                            ---------  ------------  ------------  ------------
  Gross Revenues               $ 439      $ 494          $ 103          $ 132       13  %        28  %

Interest Expense                  53         72             15             22       36           47
                            ---------  ------------  ------------  ------------
  Net Revenues                 $ 386      $ 422          $  88          $ 110        9  %        25  %

Pre-tax Income                    74         72             12             18       (3)          50

Net Income                      $ 46       $ 45            $ 7           $ 11       (2) %        57  %
                             --------  ------------  ------------  ------------

EPS                            $ 1.41     $1.53          $ 0.24         $ 0.39       9  %        63  %

Assets                        $ 1,598    $ 1,732        $ 1,600        $ 2,058       8  %        29  %

Equity                            279       259             243            267      (7)          10


*(a) Excludes approximately $2.2 million of non-recurring expenses relating to litigation settlement.



[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO}

PROFITABILITY
--------------------------------------------------------------------------------

[BAR GRAPHS DEPICTING THE FOLLOWING INFORMATION:

PRE-TAX PROFIT MARGINS BASED ON                 PRE-TAX RETURN ON EQUITY
        GROSS REVENUES

1996    17%                                     1996    29%
1997    18%                                     1997    36%
1998    17%                                     1998    30%
1999    19%                                     1999    33%
2000    17%                                     2000    27%]

*Figures for fiscal years ending July 31.




[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

--------------------------------------------------------------------------------



                                FINANCIAL IMPACT


--------------------------------------------------------------------------------


                                  RICK HORSLEY

                                 VICE CHAIRMAN &

                           EXECUTIVE FINANCIAL OFFICER

                                REGIONS FINANCIAL
                                   CORPORATION

KEY TRANSACTION TERMS
--------------------------------------------------------------------------------

PURCHASE PRICE          - $27 per share
                        - $789 million in aggregate

STRUCTURE               - Choice between cash and Regions shares
                        - Fixed price structure
                        - Stock consideration to be tax-free
                        - Regions to finance approximately 75% through
                          cash election and/or stock repurchase

RETENTION POOL          - 5.55 million Regions options
                        - Tiered 3-year vesting

OTHER                   - Purchase accounting
                        - Expected to close in the first quarter of 2001
                        - Morgan Keegan management representing 23% of shares
                          agreed to approve the deal

APPROVALS REQUIRED      - Customary regulatory and Morgan Keegan shareholder
                          approvals

[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

ANALYSIS OF VALUATION
--------------------------------------------------------------------------------

        Aggregate Consideration         $ 789
        After-tax NPV of Retention      $  23
                                        -----
                                        $ 812



                                                           STATISTIC
                                           ------------------------------------------
                                                                       MEDIAN FOR
                              AGGREGATE              REGIONS/          COMPARABLE
                                DATA             MORGAN KEEGAN       TRANSACTIONS*(a)
                              --------           -------------       ----------------

LTM Net Income (10/31/00)     $ 49    *(b)             16.7 x              17.4 x

FY01 Net Income (7/31/01)       51    *(b)*(c)         15.8                16.1

Book Value (10/31/00)          267                     3.04                3.35


Internal Rate of Return       16 - 17.5 %
                              -----------
                              -----------


*(a) Includes eight deals involving regional broker-dealers since 1997. *(b) Excludes non-recurring expenses.
*(c) Source: Sidoti and Company dated September 8, 2000.

[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

SYNERGIES
-------------------------------------------------------------------------------

CONSERVATIVE ASSUMPTIONS: SIGNIFICANT LONG-TERM UPSIDE
+ EXPENSE SAVINGS: $14 MM PRE-TAX IN 2002
   - 2.9% of Morgan Keegan and RICI LTM operating expense
   - Combine back office
   - Leverage Regions infrastructure
+ REVENUE ENHANCEMENTS: $10 MM PRE-TAX IN 2002
   - 2.4% of Morgan Keegan and RICI LTM net revenues
   - Enhance opportunities for Regions brokers
   - Improve share of municipal underwritings
   - Introduce corporate finance products to Regions middle market customers
   - Access to Regions high net worth customers

[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

EARNINGS IMPACT
--------------------------------------------------------------------------------



                                2001(a)        2002
                               ---------     ---------

Regions IBES EPS*(b)            $ 2.40         $ 2.60

Regions Net Income*(b)          $ 531          $ 576

Morgan Keegan Net Income*(c)       41             59

After-Tax Synergies                 3             15

Transaction Adjustments:
        Financing*(d)             (20)           (26)
        Goodwill                  (19)           (25)
                               ---------     ---------
                                 $ 536         $ 599
                               ---------     ---------
                               ---------     ---------

Pro Forma EPS:
        GAAP                     $ 2.36        $ 2.61
        Cash                       2.58          2.86

% Change in:
        GAAP EPS                  (1.8)%         0.2 %
        Cash EPS                   1.4           4.0


*(a) Assume Morgan Keegan closes in first quarter of 2001.
*(b) Based on median IBES 2001 estimates, grown at median IBES long-term growth rate.
*(c) Based on Sidoti and Company 2001 estimates grown at 10%.
*(d) Assumes net issuance of 7.9 million shares (repurchase of 75% of shares issued in transaction).

[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

CAPITAL STRUCTURE IMPACT
--------------------------------------------------------------------------------

+ PROPOSED FINANCING STRUCTURE:

        Cash/Senior Debt        $ 483           61.2 %
        Tier II Capital           109           13.8
        Common Stock              197           25.0
                              ----------     ----------
                                $ 789          100.0 %



+ PRO FORMA CAPITAL RATIOS:

                                REGIONS         PRO FORMA
                                9/30/00         3/31/01
                               ----------      -----------
        Tangible Common Ratio     6.67 %          6.02 %
        Leverage Ratio            6.95            6.52
        Tier I Capital Ratio      9.94            8.88



[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

--------------------------------------------------------------------------------



                                    SUMMARY



--------------------------------------------------------------------------------


                                CARL JONES, JR.

                                      CEO

                               REGIONS FINANCIAL
                                  CORPORATION

SUMMARY
--------------------------------------------------------------------------------

+ CREATES LEADING DIVERSIFIED FINANCIAL SERVICES COMPANY IN THE SOUTH + ACCELERATES REGIONS' EARNINGS GROWTH
+ BROADENS REGIONS' PRODUCT MIX
+ EXCELLENT STRATEGIC AND CULTURAL FIT
+ FAIRLY VALUED TRANSACTION
+ LOW RISK INTEGRATION
+ ACCRETIVE TO 2002 EPS
+ ATTRACTIVE IRR



                      ... A NATURAL COMBINATION FOR GROWTH


[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

--------------------------------------------------------------------------------


                            SUPPLEMENTAL INFORMATION


--------------------------------------------------------------------------------

FIXED INCOME
--------------------------------------------------------------------------------
MORGAN KEEGAN HAS A STRONG POSITION AS MANAGER FOR MIDDLE MARKET
CORPORATE AND MUNICIPAL BOND ISSUES IN THE SOUTH.

[BAR GRAPHS DEPICTING THE FOLLOWING INFORMATION:

                                   MUNICIPALS

                PROJECT SPECIFIC        GENERAL PURPOSE         PROCEEDS
1996            306                     64                      $6,855
1997            359                     73                      $7,902
1998            470                     101                     $13,840
1999            378                     102                     $11,742
2000YTD         336                     73                      $8,918

                             CORPORATES & AGENCIES

                AGENCY          OTHER           PROCEEDS
1996            75              17              $3,385
1997            209             26              $9,864
1998            231             53              $10,855
1999            434             82              $20,024
2000 YTD        302             60              $10,968]



MORGAN KEEGAN RANK AND MARKET SHARE
                     1996      1997      1998      1999      2000
                    ----------------------------------------------
CORE REGION (A)
  Rank                  1         1         1         1         1          MORGAN KEEGAN RANK AND MARKET SHARE IN AGENCIES
  Market Share       31.6 %    26.7 %    31.2 %    24.9 %    28.1 %                       1996     1997     1998     1999     2000
EXTENDED REGION (B)                                                                      -------------------------------------------
  Rank                  8        10         6         4         4          Rank            19        10       18       13      12
  Market Share       14.5 %    11.7%     14.9%     15.6 %    15.4 %        Market Share   3.6 %     6.4 %    4.6 %    7.0 %   5.6 %

(a) Core Region defined as AL, AR, KY, LA, MS and TN.
(b) Extended Region defined as Core Region plus GA, FL, NC and TX.              *Full credit to each


[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

SUMMARY CORPORATE FINANCE ACTIVITY
--------------------------------------------------------------------------------

EQUITY TRANSACTIONS


                        1999 - 2000 YTD         UNDERWRITING ROLE                               AVG. GROSS
                   ----------------------     ---------------------    AVG. DEAL        FEE       SPREAD/
INDUSTRY           DEAL VALUE       %         LEAD       CO-LEAD          SIZE        REVENUE      PRICE
----------------   ------------   -------     -------   -----------    ---------      -------   ----------
Consumer/Retail    $   379.7        8.2 %      ---         5            $ 75.9         $ 1.2        5.5 %
Energy                 317.9        6.9         1          5              53.0           0.6        4.6
Financial Services   1,107.6       24.0        ---         4             276.9           1.0        4.6
Healthcare             274.5        5.9        ---         1             274.5           0.5        3.7
Manufacturing          349.5        7.6        ---         3             116.5           1.1        5.6
Technology           1,982.6       42.9        ---        13             152.5           5.4        5.9
Transportation         101.1        2.2        ---         2              50.6           0.4        5.7
Other                  106.0        2.3        ---         1             106.0           0.4        4.9
                   ------------   --------    -------   -----------                   -------
                   $ 4,618.9      100.0 %       1         34           $ 132.0        $ 10.5        5.3 %
                   ------------   --------    -------   -----------    ---------      -------   -----------
                   ------------   --------    -------   -----------    ---------      -------   -----------


M & A

                                        1999 - 2000 YTD
                                --------------------------             # OF
        INDUSTRY                DEAL VALUE          %             TRANSACTIONS
        ---------------         -------------   ----------        --------------
        Financial Services        $ 276.0          38.8 %               3
        Technology                  352.5          49.6                 5
        Transportation               82.2          11.6                 2
                                -------------   ----------        --------------
                                  $ 710.8         100.0 %              10
                                -------------   ----------        --------------
                                -------------   ----------        --------------

        N.B. All announced deals excluding deals withdrawn and deals without deal value disclosure.

[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

RESEARCH
--------------------------------------------------------------------------------

+ DEDICATED FIXED INCOME AND EQUITIES TEAMS
+ EQUITIES

        - 12 industry sectors covered by 23 senior analysts

          Biometrics & Natural Interface Tech.          Financial Services
          Consumer Services                             Technology
          Digital Media and Entertainment               Healthcare
          E-Learning                                    Real Estate
          Transportation                                Energy
          Technology Distribution                       Special Situations

        - 6 analysts ranked by Wall Street Journal

+ MORGAN KEEGAN'S FOCUS LIST OF STOCK RECOMMENDATIONS
  RANKED #1 PERFORMER DURING THE ONE-YEAR AND FIVE-YEAR
  PERIODS *(a)

  *(a) Period ending March 31, 2000.

[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]

Investors and security holders are advised to read the proxy statement/ prospectus regarding the proposed transaction referenced in this press release when it becomes available, because it will contain important information. The proxy statment/prospectus will be filed with the Securities and Exchange Comission by Regions and Morgan Keegan. Security holders may receive a free copy from Regions and Morgan Keegan or at the Commission's website at http://www.sec.gov. Copies of the proxy statement/prospectus and other related documents can also be obtained, without charge, by directing a request to Regions Financial Corporation, 417 N. 20th Street, Birmingham, Alabama 35203, Attention: Ronald C. Jackson (205-326-7374) or to Morgan Keegan, Inc., Fifty North Front Street, Memphis, Tennessee 38103, Attention: Joseph C. Weller (901-524-4100).

Morgan Keegan and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Morgan Keegan with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Morgan Keegan's proxy statement for its 2000 annual meeting of stockholders filed with the Commission's website at http://www.sec.gov and/or from Morgan Keegan.

[REGIONS LOGO]                                              [MORGAN KEEGAN LOGO]